UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2025

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Matawan Rd, Suite 325 Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (848) 201-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2025 (the “Effective Date”), Apimeds Pharmaceuticals US, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Executive Employment Agreement, dated September 21, 2023 (the “Agreement”), with Erik Emerson, the Company’s Chief Executive Officer (the “Executive”). Effective as of the Effective Date, the Amendment increases the Executive’s annual base salary to $500,000. It also provides that, if the Executive is terminated by the Company without cause, the Executive will be entitled to a severance payment equal to twenty-four (24) months of base salary and benefits and immediate vesting of all unvested equity, subject to the Executive’s execution of a release of claims against the Company. The amendment further clarifies that, upon termination by the Company for cause or by the Executive without good reason, any unvested equity will be automatically forfeited without payment or consideration by the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement, dated November 13, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apimeds Pharmaceuticals US, Inc.

Date: November 18, 2025	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer

2